Global Payments Reports Fourth Quarter and Full Year 2021 Results

February 10, 2022

Delivers Record Fourth Quarter and Full Year 2021 Results

Sets Growth Targets for 2022

Commences Strategic Review of Netspend Consumer Business

Increases Share Repurchase Authorization to $2.0 Billion

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2021.

“We are pleased with the resilience that our businesses demonstrated during the fourth quarter of 2021 and for the full year,” said Jeff Sloan, Chief Executive Officer. “We are particularly proud of the sequential improvement in our Merchant Solutions business this quarter, despite the incremental impact of COVID-19 throughout the period. We reported the best results in our history in 2021, and we expect 2022 to exceed that performance as we continue to meaningfully advance our differentiated strategies for growth.

“We are thrilled to announce that Global Payments is the finalist company in Caixabank’s selection process for a technology partner for its card issuing businesses. During the coming weeks we expect to finalize contract negotiations. Upon implementation in conjunction with our recently announced partnership with Virgin Money, we believe that Global Payments will be among the leading debit technology providers across Europe.”

Sloan continued, “In addition to our selection by Caixa and the announcement of our collaboration with Virgin Money, we achieved many other significant accomplishments over the past twelve months despite a highly uncertain environment. This includes our partnership with Google to deliver innovative and seamless digital services to all manner of merchants worldwide; the expansion of our relationship with AWS for unique distribution and cutting-edge issuer technologies; our successful acquisitions of Zego and MineralTree to advance our software leadership position; and our partnership with Mercedes-Benz Stadium to enable its multi-channel commerce ecosystem and provide best-in-class experiences for fans.

“It has been an active period for capital management with more than $6 billion deployed since 2020 to expand our target addressable markets while concurrently returning capital to shareholders. Our free cash flow conversion and balance sheet provide us with ample firepower to continue to execute on our priorities.”

Sloan concluded, “At the same time, we seek to refine our portfolio mix by simplifying the composition of our businesses and maintaining a singular focus on our corporate customers. As part of that initiative, we have commenced a strategic review of the Netspend consumer business; we intend to retain its B2B assets as we further expand this new pillar of our strategy.”

Full Year 2021 Summary
•GAAP revenues were $8.52 billion, compared to $7.42 billion in 2020; diluted earnings per share were $3.29 compared to $1.95 in the prior year; and operating margin was 15.9% compared to 12.0% in the prior year.
•Adjusted net revenues increased 14.7% to $7.74 billion, compared to $6.75 billion in 2020.
•Adjusted earnings per share increased 27.5% to $8.16, compared to $6.40 in 2020.
•Adjusted operating margin of 41.8% expanded 210 basis points.

Fourth Quarter 2021 Summary
•GAAP revenues were $2.19 billion, compared to $1.93 billion in the fourth quarter of 2020; diluted earnings per share were $0.72 compared to $0.61 in the prior year; and operating margin was 14.6% compared to 13.1% in the prior year.
•Adjusted net revenues increased 13.3% to $1.98 billion, compared to $1.75 billion in the fourth quarter of 2020.
•Adjusted earnings per share increased 18.3% to $2.13, compared to $1.80 in the fourth quarter of 2020.
•Adjusted operating margin of 42.0% expanded 50.0 basis points.

2022 Outlook
“Our performance for the full year meaningfully exceeded our initial expectations despite the unexpected impact of COVID-19 variants, highlighting outstanding execution and the durability of our business model," said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “We are pleased with how our business is positioned as we enter 2022 and the resulting financial outlook for the year.

“The company expects adjusted net revenue to be in a range of $8.42 billion to $8.50 billion, reflecting growth of 9% to 10% (10% to 11% on a constant currency basis) over 2021, and adjusted earnings per share to be in a range of $9.45 to $9.67, reflecting growth of 16% to 19% (17% to 20% on a constant currency basis) over 2021. Annual adjusted operating margin for 2022 is expected to expand by up to 100 basis points (up to 150 basis points excluding acquisitions).”

Todd concluded, “This outlook presumes continued recovery from the pandemic worldwide throughout 2022.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable March 25, 2022 to shareholders of record as of March 11, 2022. The Board also approved an increase to the existing authorization for the company's share repurchase program, raising the total available authorization to $2.0 billion.

Conference Call
Global Payments’ management will host a live audio webcast today, February 10, 2022, at 8:00 a.m. EST to discuss financial results and business highlights.The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with nearly 24,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2022; the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity; the effects of actions taken by us in response to the pandemic; the anticipated benefits of the merger with TSYS, including the combined company’s plans, objectives, expectations and intentions; timing and completion of anticipated benefits of acquisitions or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of the COVID-19 pandemic and actions taken in response; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic or otherwise; the outcome of any legal proceedings that may be instituted against the Company or our directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the impact of a security breach or operational failure on the Company’s business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that we file with the SEC, which are available at https://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Revenues	$2,193,981	$1,930,193	13.7%	$8,523,762	$7,423,558	14.8%
Operating expenses:
Cost of service	967,997	922,195	5.0%	3,773,725	3,650,727	3.4%
Selling, general and administrative	905,008	756,017	19.7%	3,391,161	2,878,878	17.8%
	1,873,005	1,678,212	11.6%	7,164,886	6,529,605	9.7%
Operating income	320,976	251,981	27.4%	1,358,876	893,953	52.0%
Interest and other income	3,311	8,275	(60.0)%	19,320	43,551	(55.6)%
Interest and other expense	(87,767)	(85,073)	3.2%	(333,651)	(343,548)	(2.9)%
	(84,456)	(76,798)	10.0%	(314,331)	(299,997)	4.8%
Income before income taxes and equity in income of equity method investments	236,520	175,183	35.0%	1,044,545	593,956	75.9%
Income tax expense	37,434	17,981	108.2%	169,034	77,153	119.1%
Income before equity in income of equity method investments	199,086	157,202	26.6%	875,511	516,803	69.4%
Equity in income of equity method investments, net of tax	18,092	27,616	(34.5)%	112,353	88,297	27.2%
Net income	217,178	184,818	17.5%	987,864	605,100	63.3%
Net income attributable to noncontrolling interests, net of income tax	(8,725)	(2,175)	301.1%	(22,404)	(20,580)	8.9%
Net income attributable to Global Payments	$208,453	$182,643	14.1%	$965,460	$584,520	65.2%

Earnings per share attributable to Global Payments:
Basic	$0.72	$0.61	18.0%	$3.30	$1.95	69.2%
Diluted	$0.72	$0.61	18.0%	$3.29	$1.95	68.7%
Weighted-average number of shares outstanding:
Basic	287,887	299,106		292,655	299,222
Diluted	288,466	300,493		293,669	300,516

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change

Adjusted net revenue	$1,984,878	$1,752,369	13.3%	$7,737,960	$6,748,023	14.7%

Adjusted operating income	$833,472	$726,714	14.7%	$3,234,347	$2,681,311	20.6%

Adjusted net income attributable to Global Payments	$614,726	$540,523	13.7%	$2,396,422	$1,922,439	24.7%

Adjusted diluted earnings per share attributable to Global Payments	$2.13	$1.80	18.3%	$8.16	$6.40	27.5%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three months ended
	December 31, 2021		December 31, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,475,032	$1,339,975	$1,227,550	$1,112,269	20.2%	20.5%
Issuer Solutions	537,623	462,904	520,239	457,005	3.3%	1.3%
Business and Consumer Solutions	207,831	207,804	204,731	204,731	1.5%	1.5%
Intersegment Elimination	(26,505)	(25,805)	(22,327)	(21,636)	(18.7)%	(19.3)%
	$2,193,981	$1,984,878	$1,930,193	$1,752,369	13.7%	13.3%

Operating income:
Merchant Solutions	$460,304	$646,204	$338,529	$528,067	36.0%	22.4%
Issuer Solutions	80,166	200,850	89,520	204,200	(10.4)%	(1.6)%
Business and Consumer Solutions	28,338	45,007	28,271	49,433	0.2%	(9.0)%
Corporate	(247,832)	(58,589)	(204,339)	(54,986)	(21.3)%	(6.6)%
	$320,976	$833,472	$251,981	$726,714	27.4%	14.7%

	Years Ended
	December 31, 2021		December 31, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$5,665,557	$5,136,121	$4,688,335	$4,244,681	20.8%	21.0%
Issuer Solutions	2,065,971	1,806,445	1,981,435	1,746,570	4.3%	3.4%
Business and Consumer Solutions	886,443	886,418	829,505	829,505	6.9%	6.9%
Intersegment Elimination	(94,209)	(91,024)	(75,717)	(72,733)	(24.4)%	(25.1)%
	$8,523,762	$7,737,960	$7,423,558	$6,748,023	14.8%	14.7%

Operating income:
Merchant Solutions	$1,725,990	$2,472,460	$1,162,741	$1,932,256	48.4%	28.0%
Issuer Solutions	301,119	785,050	277,651	743,650	8.5%	5.6%
Business and Consumer Solutions	167,777	240,185	138,630	224,276	21.0%	7.1%
Corporate	(836,010)	(263,348)	(685,069)	(218,871)	(22.0)%	(20.3)%
	$1,358,876	$3,234,347	$893,953	$2,681,311	52.0%	20.6%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,979,308	$1,945,868
Accounts receivable, net	946,247	794,172
Settlement processing assets	1,143,539	1,230,853
Prepaid expenses and other current assets	641,891	621,467
Total current assets	4,710,985	4,592,360
Goodwill	24,813,274	23,871,451
Other intangible assets, net	11,633,709	12,015,883
Property and equipment, net	1,687,586	1,578,532
Deferred income taxes	12,117	7,627
Other noncurrent assets	2,422,042	2,135,692
Total assets	$45,279,713	$44,201,545

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$484,202	$358,698
Current portion of long-term debt	78,505	827,357
Accounts payable and accrued liabilities	2,542,256	2,061,384
Settlement processing obligations	1,358,051	1,301,652
Total current liabilities	4,463,014	4,549,091
Long-term debt	11,414,809	8,466,407
Deferred income taxes	2,793,427	2,948,390
Other noncurrent liabilities	739,046	750,613
Total liabilities	19,410,296	16,714,501
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2021 and 2020; 284,750,452 shares issued and outstanding at December 31, 2021 and 298,332,458 shares issued and outstanding at December 31, 2020	—	—
Paid-in capital	22,880,261	24,963,769
Retained earnings	2,982,122	2,570,874
Accumulated other comprehensive loss	(234,182)	(202,273)
Total Global Payments shareholders’ equity	25,628,201	27,332,370
Noncontrolling interests	241,216	154,674
Total equity	25,869,417	27,487,044
Total liabilities and equity	$45,279,713	$44,201,545

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$987,864	$605,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	396,342	357,529
Amortization of acquired intangibles	1,295,042	1,256,911
Amortization of capitalized contract costs	93,328	78,147
Share-based compensation expense	180,779	148,792
Provision for operating losses and bad debts	90,208	126,712
Noncash lease expense	107,775	98,592
Deferred income taxes	(189,050)	(166,224)
Equity in income of equity method investments, net of tax	(112,353)	(88,297)
Facilities exit charges	51,349	—
Distribution received on investments	36,914	7,738
Other, net	10,810	(21,403)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(165,543)	55,986
Settlement processing assets and obligations, net	128,584	125,852
Prepaid expenses and other assets	(264,009)	(270,965)
Accounts payable and other liabilities	132,785	(320)
Net cash provided by operating activities	2,780,825	2,314,150
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(1,811,432)	(160,801)
Restricted cash from business combinations	—	119,372
Capital expenditures	(493,216)	(436,236)
Other, net	10,822	39,323
Net cash used in investing activities	(2,293,826)	(438,342)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	149,528	(133,282)
Proceeds from long-term debt	7,057,668	2,401,147
Repayments of long-term debt	(4,826,769)	(2,342,072)
Payments of debt issuance costs	(21,320)	(8,075)
Repurchases of common stock	(2,533,629)	(631,148)
Proceeds from stock issued under share-based compensation plans	49,545	66,142
Common stock repurchased - share-based compensation plans	(90,649)	(61,243)
Distributions to noncontrolling interests	—	(26,199)
Dividends paid	(259,726)	(233,216)
Purchase of subsidiary shares from noncontrolling interest	—	(578,196)
Contributions from noncontrolling interests	69,987	—
Net cash used in financing activities	(405,365)	(1,546,142)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(48,382)	81,832
Increase in cash, cash equivalents and restricted cash	33,252	411,498
Cash, cash equivalents and restricted cash, beginning of the period	2,089,771	1,678,273
Cash, cash equivalents and restricted cash, end of the period	$2,123,023	$2,089,771

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,193,981	$(209,103)	$—	$—	$1,984,878

Operating income	$320,976	$1,030	$511,465	$—	$833,472

Net income attributable to Global Payments	$208,453	$1,030	$510,301	$(105,058)	$614,726

Diluted earnings per share attributable to Global Payments	$0.72				$2.13

Diluted weighted average shares outstanding	288,466				288,466

	Three Months Ended December 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,930,193	$(177,824)	$—	$—	$1,752,369

Operating income	$251,981	$2,378	$472,355	$—	$726,714

Net income attributable to Global Payments	$182,643	$2,378	$460,250	$(104,748)	$540,523

Diluted earnings per share attributable to Global Payments	$0.61				$1.80

Diluted weighted average shares outstanding	300,493				300,493

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2021 and December 31, 2020, includes $1.0 million and $2.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.
(2)For the three months ended December 31, 2021, earnings adjustments to operating income included $321.4 million in cost of services (COS) and $190.0 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $321.1 million and other items of $0.3 million. Adjustments to SG&A include share-based compensation expense of $34.7 million, acquisition and integration expenses of $98.6 million, facilities exit charges of $56.8 million and other items of $(0.1) million. Net income attributable to Global Payments also reflects the removal of $2.5 million of equity method investment earnings from our interest in a private equity investment fund.
For the three months ended December 31, 2020, earnings adjustments to operating income included $317.4 million in COS and $154.9 million in SG&A expenses. Adjustments to COS include amortization of acquired intangibles of $315.3 million and other items of $2.1 million. Adjustments to SG&A include share-based compensation expense of $43.7 million, acquisition and integration expenses of $105.8 million and other items of $5.4 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of $10.8 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$8,523,762	$(785,802)	$—	$—	$7,737,960

Operating income	$1,358,876	$5,023	$1,870,448	$—	$3,234,347

Net income attributable to Global Payments	$965,460	$5,023	$1,822,626	$(396,687)	$2,396,422

Diluted earnings per share attributable to Global Payments	$3.29				$8.16

Diluted weighted average shares outstanding	293,669				293,669

	Year Ended December 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,423,558	$(675,535)	$—	$—	$6,748,023

Operating income	$893,953	$10,517	$1,776,841	$—	$2,681,311

Net income attributable to Global Payments	$584,520	$10,517	$1,720,973	$(393,571)	$1,922,439

Diluted earnings per share attributable to Global Payments	$1.95				$6.40

Diluted weighted average shares outstanding	300,516				300,516

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the twelve months ended December 31, 2021 and December 31, 2020, includes $5.0 million and $10.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the year ended December 31, 2021, earnings adjustments to operating income included $1,293.1 million in COS and $577.3 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,295.0 million and other items of $(1.9) million. Adjustments to SG&A include share-based compensation expense of $180.8 million, acquisition and integration expenses of $340.2 million, facilities exit charges of $56.8 million and other items of $(0.5) million. Net income attributable to Global Payments also reflects the removal of $47.0 million of equity method investment earnings from our interest in a private equity investment fund.

For the year ended December 31, 2020, earnings adjustments to operating income included $1,283.3 million in COS and $493.5 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,257.8 million and other items of $25.5 million. Adjustments to SG&A include share-based compensation expense of $148.8 million, acquisition and integration expenses of $319.5 million and other items of $25.2 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $27.7 million gain associated with the fair value of shares received from the partial conversion of Visa Inc. convertible preferred shares, the removal of $33.9 million of equity method investment earnings from our interest in a private equity investment fund, and the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,475,032	$(135,057)	$—	$1,339,975
Issuer Solutions	537,623	(74,719)	—	462,904
Business and Consumer Solutions	207,831	(27)	—	207,804
Intersegment Elimination	(26,505)	700	—	(25,805)
	$2,193,981	$(209,103)	$—	$1,984,878

Operating income:
Merchant Solutions	$460,304	$193	$185,707	$646,204
Issuer Solutions	80,166	838	119,846	200,850
Business and Consumer Solutions	28,338	—	16,669	45,007
Corporate	(247,832)	—	189,243	(58,589)
	$320,976	$1,030	$511,465	$833,472

	Three Months Ended December 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,227,550	$(115,281)	$—	$1,112,269
Issuer Solutions	520,239	(63,234)	—	457,005
Business and Consumer Solutions	204,731	—	—	204,731
Intersegment Elimination	(22,327)	691	—	(21,636)
	$1,930,193	$(177,824)	$—	$1,752,369

Operating income:
Merchant Solutions	$338,529	$361	$189,177	$528,067
Issuer Solutions	89,520	2,017	112,663	204,200
Business and Consumer Solutions	28,271	—	21,162	49,433
Corporate	(204,339)	—	149,353	(54,986)
	$251,981	$2,378	$472,355	$726,714

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2021 and December 31, 2020, includes $1.0 million and $2.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended December 31, 2021, earnings adjustments to operating income included $321.4 million in cost of services (COS) and $190.0 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $321.1 million and other items of $0.3 million. Adjustments to SG&A include share-based compensation expense of $34.7 million, acquisition and integration expenses of $98.6 million, facilities exit charges of $56.8 million and other items of $(0.1) million.
For the three months ended December 31, 2020, earnings adjustments to operating income included $317.4 million in COS and $154.9 million in SG&A expenses. Adjustments to COS include amortization of acquired intangibles of $315.3 million and other items of $2.1 million. Adjustments to SG&A include share-based compensation expense of $43.7 million, acquisition and integration expenses of $105.8 million and other items of $5.4 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$5,665,557	$(529,436)	$—	$5,136,121
Issuer Solutions	2,065,971	(259,526)	—	1,806,445
Business and Consumer Solutions	886,443	(25)	—	886,418
Intersegment Elimination	(94,209)	3,185	—	(91,024)
	$8,523,762	$(785,802)	$—	$7,737,960

Operating income:
Merchant Solutions	$1,725,990	$723	$745,747	$2,472,460
Issuer Solutions	301,119	4,300	479,631	785,050
Business and Consumer Solutions	167,777	—	72,408	240,185
Corporate	(836,010)	—	572,662	(263,348)
	$1,358,876	$5,023	$1,870,448	$3,234,347

	Year Ended December 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$4,688,335	$(443,654)	$—	$4,244,681
Issuer Solutions	1,981,435	(234,865)	—	1,746,570
Business and Consumer Solutions	829,505	—	—	829,505
Intersegment Elimination	(75,717)	2,984	—	(72,733)
	$7,423,558	$(675,535)	$—	$6,748,023

Operating income:
Merchant Solutions	$1,162,741	$1,194	$768,321	$1,932,256
Issuer Solutions	277,651	9,323	456,676	743,650
Business and Consumer Solutions	138,630	—	85,646	224,276
Corporate	(685,069)	—	466,198	(218,871)
	$893,953	$10,517	$1,776,841	$2,681,311

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the twelve months ended December 31, 2021 and December 31, 2020, includes $5.0 million and $10.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the year ended December 31, 2021, earnings adjustments to operating income included $1,293.1 million in COS and $577.3 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,295.0 million and other items of $(1.9) million. Adjustments to SG&A include share-based compensation expense of $180.8 million, acquisition and integration expenses of $340.2 million, facilities exit charges of $56.8 million and other items of $(0.5) million.

For the year ended December 31, 2020, earnings adjustments to operating income included $1,283.3 million in COS and $493.5 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,257.8 million and other items of $25.5 million. Adjustments to SG&A include share-based compensation expense of $148.8 million, acquisition and integration expenses of $319.5 million and other items of $25.2 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2021	2022 Outlook	% Change
Revenues:
GAAP revenues	$8.52	$9.22 to $9.30	8% to 9%
Adjustments(1)	(0.78)	(0.80)
Adjusted net revenue	$7.74	$8.42 to $8.50	9% to 10%

Earnings Per Share:
GAAP diluted EPS	$3.29	$4.97 to $5.19	51% to 58%
Adjustments(2)	4.87	4.48
Adjusted diluted EPS	$8.16	$9.45 to $9.67	16% to 19%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2021 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.39, 3) share-based compensation expense of $0.47, 4) acquisition and integration expense of $0.89, 5) facilities exit charges of $0.15, 6) other items of $(0.1), 7) equity method investment earnings from our interest in a private equity investment fund of $(0.16) and 8) discrete tax items of $0.12. Adjustments to 2021 GAAP diluted EPS include the effect on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. Adjusted net revenue and adjusted EPS range on a constant currency basis excludes the estimated impact of foreign currency fluctuations and is calculated using average exchange rates during 2021. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.